                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 31, 1997



                       APERTUS TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

              Minnesota                  0-12378        41-1349953
    (State or other jurisdiction of    (Commission    (I.R.S. Employer
    incorporation or organization)     File Number)  Identification No.)

   7275 Flying Cloud Drive, Eden Prairie, Minnesota          55344
       (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code: (612) 828-0300



                               Not Applicable
       (Former name or former address, if changed since last report.)

Item 2.      Acquisition or Disposition of Assets.
             ------------------------------------

          a. Acquisition of Carleton Corporation

          On October 31, 1997, Apertus Technologies Incorporated (the "Company") acquired Carleton Corporation, a Massachusetts corporation ("Carleton"), pursuant to an Agreement and Plan of Merger dated October 24, 1997 between the Company and Carleton (the "Merger Agreement"), for approximately 2.8 million shares of the Company's common stock plus accreting notes ("Notes") issued by the Company with an aggregate initial principal amount of approximately $2.0 million. Pursuant to the Merger Agreement, each share of Carleton's issued and outstanding capital stock was converted into a combination of a Note and Company common stock, except that stockholders holding 20,000 shares or less of Carleton common stock received $1.06 per share in cash in lieu of such Note and Company common stock. The final principal amounts of the Notes are subject to reduction and provide a source of offset to the Company for certain indemnification obligations as set forth in the Merger Agreement. As of October 31, 1997 (the effective date of the merger as set forth in the Merger Agreement), Carleton was merged with and into the Company, and the separate existence of Carleton ceased. A copy of the Merger Agreement, including the form of Note, is included as
Exhibit 2.1 hereto.

          The purchase price was arrived at by arms-length negotiations between the Company and Carleton. Prior to the effective date of the merger, no affiliate of Carleton was an affiliate of the Company. As of the effective date of the merger, Paul Fluckiger (President of Carleton) became an officer and a director of the Company, and Michael Dexter-Smith (a director of Carleton) became a director of the Company. The Company financed the cash payments made pursuant to the Merger Agreement with cash on hand, and the Company anticipates that any payments to be made under the Notes will be paid by funds generated from operations.

          Carleton was a leading provider of advanced data warehousing management software solutions. The Company intends to continue such operations.

          b. Sale of Internet Solutions Division

          On October 31, 1997, the Company also completed the sale of its Internet Solutions Division to a wholly owned subsidiary of Computer Network Technology Corporation, a Minnesota corporation ("CNT"), pursuant to an Asset Purchase Agreement dated October 24, 1997 among CNT, a subsidiary of CNT and the Company and certain of its subsidiaries. The purchase price was approximately $11.4 million in cash plus the assumption of what is expected to be approximately $5.9 million of balance sheet liabilities (of which approximately $3.2 million represents deferred maintenance revenues) and certain other liabilities. As a result of the sale, CNT acquired the assets, including technology, intellectual property, hardware, software and goodwill, related to the Company's Internet Solutions Division, which provides Internet-to-mainframe connectivity products and Web access-to-legacy applications. A copy of the Asset Purchase Agreement is included as Exhibit 2.2 hereto.


Item 7.      Financial Statements and Exhibits.
             ---------------------------------

       (a) Financial statements of businesses acquired
           -------------------------------------------

                The following financial statements of Carleton are included on pages F2-F20 of this Current Report on Form 8-K:

       Report of Independent Public Accountants

       Balance Sheets as of February 28, 1997 and February 29, 1996

       Statements of Operations for the Years Ended February 28, 1997 and February 29, 1996

       Statements of Stockholders' Equity (Deficit) for the Years Ended February 28, 1997 and February 29, 1996

       Statements of Cash Flows for the Years Ended February 28, 1997 and February 29, 1996

       Notes to Financial Statements

       Balance Sheet as of August 31, 1997 (unaudited)

       Statements of Operations for the Six Months Ended August 31, 1997 and August 31, 1996 (unaudited)

       Statements of Cash Flows for the Six Months Ended August 31, 1997 and August 31, 1996 (unaudited)

       (b) Pro forma financial information
           -------------------------------

                The Company will file the pro forma information called for under Item 7 of Form 8-K as soon as practicable, but not later than 60 days after the date upon which this Current Report on Form 8-K is required to be filed.

       (c)  Exhibits
            --------

             2.1 Agreement and Plan of Merger between the Company and Carleton Corporation, dated as of October 24, 1997, including form of Note.

             2.2 Asset Purchase Agreement between CNT Acquisition I Corporation, Computer Network Technology Corporation and the Company and certain of its subsidiaries, dated as of October 24, 1997.

             4.1 Form of Promissory Note to be issued to certain stockholders of Carleton Corporation (included as Exhibit B to Exhibit 2.1 hereto)

             23.1 Consent of Independent Public Accountants

          The following schedules and exhibits to the Merger Agreement have been omitted, and the Company will file supplementally any such schedules or exhibits to the Commission upon request:

Schedules:

     3.01 List of Jurisdictions in which Carleton is Qualified to do Business
     3.04     Third Party Consents
     3.05     Governmental Authorities, Consents
     3.06(a)  Capital Stockholders
     3.06(b)  Outstanding Stock Option and Warrant Holders
     3.07     Subsidiaries
     3.09     Absence of Undisclosed Liabilities
     3.10     Material Adverse Changes since February 28, 1997
     3.11     Certain Developments
     3.12     Title to Properties
     3.13     Accounts Receivable
     3.14     Tax Matters
     3.15     Contracts and Commitments
     3.16     Intellectual Property Rights
     3.17     Litigation
     3.18     Product Commitments
     3.19     Employees
     3.20     Employee Benefit Plans
     3.21     Insurance
     3.23     Customers
     3.24     Officers and Directors
     3.25     Permits
     3.27     Covington Associates Fee Schedule
     9.03     Employment Agreements

Exhibits:

     A-1      Articles of Merger (Minnesota)
     A-2      Articles of Merger (Massachusetts)
     C        Opinion of Counsel for Carleton
     D        Officers' Certificate of Carleton
     E        Opinion of Counsel for Apertus
     F        Officer's Certificate of Apertus
     G        Exchange Agent Agreement

          The following schedules and exhibits to the Asset Purchase Agreement have been omitted, and the Company will file supplementally any such schedules or exhibits to the Commission upon request:

Schedules:

     1.1(a)   Description of Products
     1.1(e)   Personal Property
     1.1(g)   Prepaid Expenses
     1.1(i)   Contracts
     1.2      Excluded Assets

     2.2(a)   Agreed Upon Procedures
     3.1(d)   Leases
     3.1(e)   Assumed Liabilities
     4.5      Exceptions to Representations
     4.6      Government Authority
     4.7      Financial Statements
     4.11     Subsequent Events
     4.12     Commitments
     4.15     Intellectual Property
     4.17     Litigation
     4.18     Customers and Vendors
     4.20     Employment Matters
     4.21     Benefit Plans
     4.22     Product Defects
     4.25     Employees
     4.27     Governmental Authorizations
     4.29     Accounts Receivable and Accounts Payable
     4.30     UK Transferring Employees
     6.4      Transition Services

Exhibits:
     A        Noncompetition Agreements
     B        Opinion of Counsel (Seller)
     C        Opinion of Counsel (Buyer)

Signature
---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   November 10, 1997

                                    APERTUS TECHNOLOGIES INCORPORATED



                                    By  /s/ Steven L. Thimjon
                                       -------------------------------
                                           Steven L. Thimjon
                                           Vice President and Chief Financial
                                             Officer

                             CARLETON CORPORATION

                             Financial Statements
                 as of February 28, 1997 and February 29, 1996
                        Together with Auditors' Report

                         CARLETON FINANCIAL STATEMENTS
                         -----------------------------


          The financial statements of Carleton as of February 28, 1997 and February 29, 1996 and for each of the years then ended, included herein, have been audited by Arthur Andersen LLP, as indicated in their report dated April 24, 1997.

          The condensed financial statements of Carleton as of August 31, 1997 and 1996 and for the six months ended August 31, 1997 and 1996, included herein, have not been audited but in the opinion of Carleton's management contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements.


Report of Independent Public Accountants...................   F-1

Balance Sheets as of February 28, 1997 and
          February 29, 1996................................   F-2

Statements of Operations for the Years Ended
          February 28, 1997 and February 29, 1996..........   F-3

Statements of Stockholders' Equity (Deficit)
          for the Years Ended February 28, 1997
          and February 29, 1996............................   F-4

Statements of Cash Flows for the Years Ended
          February 28, 1997 and February 29, 1996..........   F-5

Notes to Financial Statements..............................   F-6

Balance Sheet as of August 31, 1997 (unaudited)............  F-15

Statements of Operations for the Six Months Ended
          August 31, 1997 and August 31, 1996 (unaudited)..  F-16

Statements of Cash Flows for the Six Months Ended
          August 31, 1997 and August 31, 1996 (unaudited)..  F-17

                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]





                  Report of Independent Public Accountants



To the Stockholders and Board of Directors of Carleton Corporation:

We have audited the accompanying balance sheets of Carleton Corporation (a Massachusetts corporation) as of February 28, 1997 and February 29, 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carleton Corporation as of February 28, 1997 and February 29, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                   /s/ Arthur Andersen LLP


Boston, Massachusetts
April 24, 1997 (except with respect to
 the matters discussed in Notes 2 and 10, as to which the date is May 29, 1997, and the matter discussed in Note 11, as to which the date is October 31, 1997)

                            CARLETON CORPORATION

           Balance Sheets--February 28, 1997 and February 29, 1996


            Assets                                                  1997                1996
Current Assets:
  Cash and cash equivalents                                     $  667,785            $1,139,390
  Accounts receivable, less reserves of approximately
   $66,000                                                         238,054               350,271
  Prepaid expenses and other current assets                         84,400                 3,719
  Note receivable from officer/stockholder                          16,876                33,875
                                                               -----------            ----------
         Total current assets                                    1,007,115             1,527,255
                                                               -----------            ----------


Property and Equipment, at cost:
  Computer equipment                                               394,362               263,373
  Furniture, fixtures and office equipment                          86,100                48,361
                                                               -----------            ----------
                                                                   480,462               311,734
  Less--Accumulated depreciation                                   155,216                83,024
                                                               -----------            ----------
                                                                   325,246               228,710
                                                               -----------            ----------

Capitalized Software Development Costs, net of accumulated
 amortization of approximately $369,000 and $284,000 in
 1997 and 1996, respectively                                       109,569               190,120

Other Assets                                                         4,881                27,447
                                                               -----------            ----------
                                                                $1,446,812            $1,973,532
                                                               ===========            ==========



  Liabilities and Stockholders' Equity(Deficit)                     1997                1996

Current Liabilities:
  Note payable to a bank                                       $   325,000           $   325,000
  Note payable                                                           -                15,003
  Accounts payable                                                 219,616               175,126
  Accrued expenses                                                 402,308               195,840
  Deferred revenue                                                 514,152               411,232
                                                               -----------           -----------
         Total current liabilities                               1,461,076             1,122,201
                                                               -----------           -----------
Deferred Revenue, net of current portion                            70,000                     -

Commitments and Contingencies (Notes 4 and 9)

Stockholders' Equity (Deficit):
  Series A convertible preferred stock, $.01 par value--
    Authorized--353,000 shares
    Issued and outstanding--352,941 shares (preference
     in liquidation of $441,176)                                   409,724               387,224
  Series B convertible preferred stock, $.01 par value--
    Authorized--532,000 shares
    Issued and outstanding--531,226 shares (preference
     in liquidation of $664,033)                                   616,692               582,828
  Common stock, $.01 par value--
    Authorized--10,500,000 shares
    Issued and outstanding--1,534,989 shares and 1,276,428
     shares at February 28, 1997 and February 29, 1996,
     respectively                                                   15,350                12,764
  Class B common stock, $.01 par value--
    Authorized--485,000 shares
    Issued and outstanding--484,818 shares                           4,848                 4,848
  Additional paid-in capital                                     4,215,798             4,272,162
  Accumulated deficit                                           (5,346,675)           (4,408,495)
                                                               -----------           -----------
         Total stockholders' equity (deficit)                      (84,263)              851,331
                                                               -----------           -----------
                                                               $ 1,446,812           $ 1,973,532
                                                               ===========           ===========

The accompanying notes are an integral part of these financial statements.

                            CARLETON CORPORATION

                          Statements of Operations
         for the Years Ended February 28, 1997 and February 29, 1996



                                             1997              1996

Revenue:
    License                               $2,298,986      $   339,973
    Maintenance                              813,416          596,428
    Consulting and other                     864,433          823,151
    Royalty                                  420,120          427,200
                                          ----------      -----------
                                           4,396,955        2,186,753
Cost of Revenue                              879,528          810,065
                                          ----------      -----------
         Gross profit                      3,517,427        1,376,688
                                          ----------      -----------
Operating Expenses:
    Research and development               1,794,862        1,135,174
    Sales and marketing                    1,801,339        1,069,206
    General and administrative               857,100          641,541
                                          ----------      -----------
         Total operating expenses          4,453,301        2,845,921
                                          ----------      -----------
         Loss from operations               (935,874)      (1,469,233)
Interest and Other Income, net                 2,306           48,205
                                          ----------      -----------
         Net loss                         $ (938,180)     $(1,421,028)
                                          ==========      ===========

The accompanying notes are an integral part of these financial statements.

                            CARLETON CORPORATION

                Statements of Stockholders' Equity (Deficit) for the Years Ended February 28, 1997 and February 29, 1996



                                     Series A                   Series B
                              Convertible Preferred      Convertible Preferred
                                      Stock                      Stock              Common Stock         Class B Common Stock
                                Number                     Number                   Number      $.01        Number      $.01
                              of Shares     Amount       of Shares     Amount     of Shares   Par Value   of Shares   Par Value

Balance, February 28, 1995          -      $      -              -    $      -    1,276,428   $ 12,764            -   $       -

 Conversion of debt into      300,000       300,000        451,542     451,542            -          -            -           -
  equity

 Sale of stock (Note 5(b))     52,941        66,176         79,684      99,605            -          -      484,818       4,848

 Accretion of redeemable
  preferred stock                   -        21,048              -      31,681            -          -            -           -

 Net loss                           -             -              -           -            -          -            -           -
                             --------      --------       --------    --------    ---------   --------     --------    --------

Balance, February 29, 1996    352,941       387,224        531,226     582,828    1,276,428     12,764      484,818       4,848

 Exercise of stock options          -             -              -           -      258,561      2,586            -           -

 Accretion of redeemable
  preferred stock                   -        22,500              -      33,864            -          -            -           -

 Net loss                           -             -              -           -            -          -            -           -
                             --------      --------       --------    --------    ---------   --------     --------    --------

Balance, February 28, 1997    352,941      $409,724       $531,226    $616,692    1,534,989   $ 15,350      484,818    $  4,848
                             ========      ========       ========    ========    =========   ========     ========    ========

                                                                     Total
                                  Additional                      Stockholders'
                                   Paid-in        Accumulated       Equity
                                   Capital          Deficit       (Deficit)
Balance, February 28, 1995      $ 1,995,520      $ (2,987,467)  $   (979,183)

 Conversion of debt into
  equity                                  -                 -        751,542

 Sale of stock (Note 5(b))        2,329,371                 -      2,500,000

 Accretion of redeemable
  preferred stock                   (52,729)                -              -

 Net loss                                 -        (1,421,028)    (1,421,028)
                                -----------      ------------    -----------

Balance, February 29, 1996        4,272,162        (4,408,495)       851,331

 Exercise of stock options                -                 -          2,586

 Accretion of redeemable
  preferred stock                   (56,364)                -              -

 Net loss                                 -          (938,180)      (938,180)
                                -----------      ------------    -----------

Balance, February 28, 1997      $ 4,215,798      $ (5,346,675)   $   (84,263)
                                ===========      ============    ===========


The accompanying notes are an integral part of these financial statements.

                            CARLETON CORPORATION

                          Statements of Cash Flows
         for the Years Ended February 28, 1997 and February 29, 1996



                                                     1997            1996

Cash Flows from Operating Activities:
  Net loss                                      $  (938,180)     $(1,421,028)
  Adjustments to reconcile net loss to net cash
   used in operating activities
    Depreciation and amortization                   157,732          182,375
    Changes in current assets and liabilities
      Accounts receivable                           112,217           44,697
      Prepaid expenses and other current assets     (80,681)           3,355
      Accounts payable                               44,488         (192,271)
      Accrued expenses                              206,468                -
      Deferred revenue                              172,920          224,342
                                                -----------      -----------

         Net cash used in operating activities     (325,036)      (1,158,530)
                                                -----------      -----------

Cash Flows from Investing Activities:
  Purchases of property and equipment              (168,728)        (191,436)
  Decrease (increase) in note receivable
   from officer/stockholder                          16,999          (21,875)
  Increase in capitalized software                   (4,989)               -
  Decrease (increase) in other assets                22,566          (23,131)
                                                -----------      -----------

        Net cash used in investing activities      (134,152)        (236,442)
                                                -----------      -----------

Cash Flows from Financing Activities:
  Proceeds from sale of stock                             -        2,500,000
  Proceeds from exercise of stock options             2,586                -
  Principal payments on notes payable               (15,003)         (85,409)
                                                -----------      -----------

        Net cash (used in) provided by
         financing activities                       (12,417)       2,414,591
                                                -----------      -----------

Net (Decrease) Increase in Cash and
 Cash Equivalents                                  (471,605)       1,019,619

Cash and Cash Equivalents, beginning of year      1,139,390          119,771
                                                -----------      -----------

Cash and Cash Equivalents, end of year          $   667,785      $ 1,139,390
                                                ===========      ===========

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                        $    24,679      $    30,772
                                                ===========      ===========

Supplemental Disclosure of Noncash Investing
 and Financing Activities:
  Conversion of debt to equity                  $         -      $   751,542
                                                ===========      ===========

  Accretion of dividends on Series A and B
   redeemable convertible preferred stock       $    56,364      $    52,729
                                                ===========      ===========


The accompanying notes are an integral part of these financial statements.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997



(1)  Operations and Significant Accounting Policies

     Carleton Corporation (the Company) is engaged in the development and marketing of advanced data warehouse management software primarily in the United States to both end users and distributors.

     The Company is subject to a number of risks associated with emerging, technology-oriented companies, including continued market acceptance of the Company's products, competition from substitute products and larger companies, and the continued ability to finance the Company's projected future growth.

     The accompanying financial statements reflect the application of certain significant accounting policies as described below:

     (a)  Management Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b)  Revenue Recognition

          The Company recognizes revenue from software license arrangements upon the acceptance of its product by the customer. The Company has no other significant vendor obligations or collectibility risk associated with its product sales. The Company recognizes maintenance revenue over the period of the maintenance arrangement and royalty revenue as the royalties are earned. The Company recognizes consulting and other revenue as the services are performed.

     (c)  Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


     (d)  Depreciation

          The Company provides for depreciation by charges to operations in amounts estimated to allocate the cost of the assets ratably over their estimated useful lives, as follows:

                                               Estimated
                   Asset Classification       Useful Lives

            Computer equipment                    5 years
            Furniture, fixtures and office
             equipment                           5-7 years


     (e)  Capitalized Software Development Costs

          In accordance with Statement of Financial Accounting Standards
          (SFAS) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed, certain software development costs are capitalized in the accompanying balance sheet. Capitalization of software development costs begins upon the determination of technological feasibility and continues until the first product shipment. Amortization of capitalized software development costs is computed using the straight-line method over the remaining estimated economic life of the product, not to exceed five years. Total amortization expense charged to operations was approximately $85,000 and $145,000 in fiscal 1997 and 1996, respectively.

     (f)  Financial Instruments

          SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, note receivable and notes payable. The estimated fair value of these financial instruments approximates their carrying value.

     (g)  Reclassifications

          Certain amounts in prior period financial statements have been reclassified to conform to the current periods presentation.

     (h)  Concentration of Credit Risk

          SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally cash and cash equivalents and accounts receivable. Concentration of credit risk, with respect to cash and cash equivalents, is limited because the Company places its investments in highly rated institutions. Concentration of credit risk with respect to accounts receivable is limited to certain customers (end users and distributors) to whom the Company makes substantial sales. To reduce risk, the

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)



          Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

          As of February 28, 1997 and February 29, 1996, approximately 34% and 46% of the Company's gross accounts receivable is due from one customer and two customers, respectively.

     (i)  Impairment of Long-Lived Assets

          In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, which is effective for fiscal years beginning after December 15, 1995. The Company has adopted SFAS No. 121, effective March 1, 1996. The adoption of this standard did not have a material effect on the Company's financial position or results of operations. The Company evaluated its long-lived assets and determined that no material adjustment was required.


(2)  Note Payable to a Bank and Line of Credit

     The Company has a $325,000 demand note payable with a bank which bears interest at the bank's prime rate (8.25% at February 28, 1997). The note payable is secured by substantially all of the Company's assets and collateralized by a U.S. treasury bill held by a stockholder of the Company. This note payable matures on May 31, 1997. On May 29, 1997, the bank extended the maturity date on the note to March 31, 1998.

     In December 1996, the Company entered into a $500,000 line of credit with a bank. The line bears interest at the prime rate (8.25% at February 28, 1997) plus 1-1/2% and is secured by substantially all of the Company's assets. The agreement provides for borrowings based upon 80% of eligible accounts receivable, as defined. There were no borrowings outstanding on this line at February 28, 1997. On May 29, 1997, the bank agreed to increase the available borrowings for this line to $1,000,000, extend its maturity through March 31, 1998 and provide a $200,000 equipment line of credit bearing interest at prime plus 2%, repayable over 36 months.

(3)  Income Taxes

     The Company provides for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rate.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


     The approximate tax effect of each type of temporary difference and carryforward that gives rise to the Company's deferred tax asset as of February 28, 1997 and February 29, 1996 is as follows:

                                                1997           1996

           Net operating loss carryforward  $ 1,664,000    $ 1,400,000
           Other temporary differences          190,000        147,000
           Valuation allowance               (1,854,000)    (1,547,000)
                                            -----------    -----------
                                            $         -    $         -
                                            ===========    ===========

     The Company has provided a valuation allowance equal to its net deferred tax assets due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future tax returns.

     The net operating loss carryforwards of approximately $4,133,000 expire through fiscal 2012. The United States Tax Reform Act of 1986 contains provisions which may limit the net operating loss and credit carryforwards available to be used in any given year in the event of significant changes in ownership, as defined.

(4)  Commitments

     The Company leases its facility and certain equipment under operating lease agreements expiring through September 2001. Approximate future minimum rental payments due under these agreements are approximately as follows:

                          Fiscal Year           Amount

                             1998              $200,000
                             1999               178,000
                             2000               167,000
                             2001               162,000
                             2002                95,000
                                               --------
                                               $802,000
                                               ========

     Total rental expense for the years ended February 28, 1997 and February 29, 1996 was approximately $167,000 and $137,000, respectively.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


(5)  Stockholders' Equity

     (a)  Convertible Preferred Stock

          On March 24, 1995, the Company entered into agreements with several individuals to convert debt obligations totaling $751,542 into 300,000 shares of Series A convertible preferred stock and 451,542 shares of Series B convertible preferred stock. In May 1995, the Company entered into an investment agreement with a significant customer for the sale of 52,941 shares of Series A preferred stock and 79,684 shares of Series B preferred stock (see Note 5(b) for additional discussion). The rights and preferences of Series A and Series B convertible preferred stock are as follows:

           Conversion

            The Series A and B preferred stock is convertible, at any time at the option of the holder, into shares of the Company's $.01 par value common stock at a conversion rate which initially shall be approximately 5.5627 (Series A Applicable Conversion Rate) for Series A preferred stock and 1.8357 (Series B Applicable Conversion Rate) for Series B preferred stock. These rates are subject to change upon certain changes in equity, as defined. The Series A and B preferred stock automatically converts to common stock upon the closing of an underwritten public offering providing the Company with net proceeds of at least $5 million and an initial public offering price of at least $.50 per share.

           Dividends

            The holders of the Series A and B preferred stock are entitled to the same dividends per share of preferred stock as would be declared payable on the shares of common stock into which each share of preferred stock is convertible.

           Redemption

            Commencing June 30, 1998, any holder of Series A or B preferred stock may require redemption of such shares at $1.25 per share.

           Liquidation

            Upon liquidation of the Company, the Series A preferred stockholders are entitled, before any distribution is made to the Series B preferred stockholders and common stockholders, to be paid $1.25 per share. After payments to the Series A preferred stockholders have been made in full, the Series B preferred stockholders are entitled, before any distribution is made to the common stockholders, to be paid $1.25 per share. Upon payment in full to the Series B preferred stockholders, the common stockholders are entitled to be paid an amount per share equal to $1.25 divided by the then Series A Applicable Conversion Rate.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


            After all such payments have been made, the Series A preferred stockholders and common stockholders are entitled to be paid an amount equal to the difference between $1.25 divided by the then Series B Applicable Conversion Rate and the payments previously made to the common stockholders.

           Voting

            Convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible.

     (b)  Class B Common Stock

          On May 5, 1995, the Company entered into an investment agreement with a significant customer, whereby the customer paid $2.5 million for 15% of the authorized and issued voting shares of all classes of the Company's outstanding stock on that date. The Company issued 52,941, 79,684 and 484,818 shares of $.01 par value Series A preferred stock, Series B preferred stock and Class B common stock, respectively, to the customer. Holders of Class B common stock have the same rights as the holders of the other common stock of the Company except that they are entitled to vote separately as a class to elect one director of the Company. In addition, the Class B common stock is convertible into shares of ordinary common stock on a share-for-share basis at the option of the holder and such conversion shall be mandatory when such shares are no longer held by the customer.

(6)  Stock Option Plan

     During fiscal 1994, the Company's stockholders voted to approve the Carleton Corp 1994 Stock Option Plan (the 1994 Plan). The 1994 Plan became effective on the date of its adoption by the Board of Directors and remains in effect until the tenth anniversary of the date of its adoption. Under the 1994 Plan, the Company may grant options to eligible participants, including employees, consultants, directors and officers as of the date of grant. The aggregate number of options that may be issued pursuant to the 1994 Plan cannot exceed 1,940,645. Options vest generally over three years and expire ten years from the date of grant.

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


     The following schedule summarizes the activity under the Company's stock option plan for the two years ended February 28, 1997.

                                                                                           Weighted
                                           Number of              Exercise Price            Average
                                            Shares                   per Share            Option Price
     Outstanding, February 28, 1995        1,471,211            $        .01                  $  .01
        Granted                                    -                       -                       -
        Exercised                                  -                       -                       -
        Canceled                                   -                       -                       -
                                           ---------            -----------------           --------
     Outstanding, February 29, 1996        1,471,211                     .01                     .01
        Granted                              171,000                    1.00                    1.00
        Exercised                            258,561                     .01                     .01
        Canceled                             (11,500)                   1.00                    1.00
                                           ---------            -----------------           --------
     Outstanding, February 28, 1997        1,372,150            $    .01 - $ 1.00             $  .13
                                           =========            =================           ========
     Exercisable, February 28, 1997        1,265,817            $    .01 - $ 1.00             $  .05
                                           =========            =================           ========

     During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed in Accounting Principles Board (APB) Opinion No. 25. Entities electing to remain with the accounting required by APB Opinion No. 25 must make pro forma disclosures of net income (loss) and, if presented, earnings per share, as if the fair value based method of accounting defined in the statement had been applied.

                            CARLETON CORPORATION

                       Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


     The Company has elected to continue to account for its stock-based compensation plans under APB No. 25. However, the Company has computed, for pro forma disclosure purposes only, the value of all options granted during fiscal 1997 using the Black-Scholes option-pricing model as prescribed by SFAS No. 123, using the following weighted average assumptions for grants in fiscal 1997 (there were no option grants in 1996):

                                                         1997

             Risk-free interest rate                     6.25%
             Expected dividend yield                        -
             Expected life                             7 years
             Expected volatility                            -
             Weighted average value of grants             .35
             Weighted average remaining contractual
              life of options outstanding              9 years
             Weighted average exercise price of
              1,265,817 and 1,471,211 options
              exercisable at February 28, 1997 and
              February 29, 1996, respectively             .05

     Had compensation cost for the Company's stock option plan been determined consistent with SFAS No. 123, pro forma net loss would have been as follows:

                                                         1997

             Net loss as reported                    $ (938,180)
             Pro forma net loss                        (957,020)

(7)  401(k) Plan

     In fiscal 1996, the Company established the Carleton Corporation 401(k) Plan (the 401(k) Plan) for its employees. The 401(k) Plan allows employees to make pretax contributions up to the allowable amount set by the Internal Revenue Code. Under the 401(k) Plan, the Company may, but is not obligated to, provide profit sharing to employees. No profit sharing contribution were made in 1997 or 1996.

(8)  Significant Customers

     In fiscal 1997, the Company had two significant customers that accounted for approximately 28% of its total revenue and five customers that accounted for approximately 71% of total revenue in fiscal 1996.

(9)  Litigation

     In September 1996, a civil complaint was filed by an individual against the Company alleging that the Company has misappropriately used an individual's name in its advertising. The complaint is

                            CARLETON CORPORATION

                        Notes to Financial Statements
                              February 28, 1997

                                 (Continued)


     scheduled for trial in January 1998. The lawsuit is in the early stages of discovery and no adjustment has been made to the financial statements due to the uncertainty surrounding the outcome of this complaint.

(10) Subsequent Event

     On May 29, 1997, the Company issued a convertible promissory note for gross proceeds of $500,000, repayable May 29, 1998. The note is non-interest-bearing if paid in full or converted to equity securities (as defined) prior to the maturity date. Conversion is automatic upon an equity financing of at least $500,000 at the then current stock value. If all amounts payable under this note are not repaid on or before the maturity date, interest shall accrue on the unpaid balance of this note at a rate of 8% per annum.

     In connection with the issuance of the convertible promissory note, the Company issued warrants to purchase shares of the Company's common stock representing 0.88% of the fully-diluted common stock of the Company for an aggregate exercise price of $150,000. The warrants are currently exercisable and expire on May 29, 2002.

(11) Sale of the Company

     On October 31, 1997, the Company was acquired by Apertus Technologies Incorporated (Apertus) for approximately 2.8 million shares of Apertus stock valued at approximately $5.6 million and accreting notes, as defined, with an aggregate initial principal amount of $2.0 million. As a result of the acquisition, the Company was merged with and into Apertus and the separate existence of the Company ceased.

                              CARLETON CORPORATION

                        BALANCE SHEET - AUGUST 31, 1997
                                  (Unaudited)

                                                       August 31, 1997
                                                       ----------------
ASSETS

CURRENT ASSETS
          Cash and cash equivalents                        $   172,442
          Accounts receivable                                1,296,317
          Prepaid expenses and other current assets            111,395
                                                           -----------
            Total Current Assets                             1,580,154

PROPERTY AND EQUIPMENT
          Property and equipment                               543,306
          Accumulated depreciation                            (201,808)
                                                           -----------
            Net Property and Equipment                         341,498

Capitalized Software (net)                                      80,304
                                                           -----------

                                                           $ 2,001,956
                                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
          Note payable to bank                             $   775,000
          Accounts payable                                     335,924
          Accrued expenses                                     217,432
          Deferred revenue                                     608,000
          Notes payable to Pioneer Capital                   1,400,000
                                                           -----------
            Total Current Liabilities                        3,336,356

STOCKHOLDERS' EQUITY (DEFICIT)
          Series A convertible preferred stock                 409,724
          Series B convertible preferred stock                 616,692
          Common stock                                          15,350
          Class B common stock                                   4,848
          Additional paid-in capital                         4,215,798
          Accumulated deficit                               (6,596,812)
                                                           -----------
            Total Stockholders' equity (deficit)            (1,334,400)
                                                           -----------

                                                           $ 2,001,956
                                                           ===========

                              CARLETON CORPORATION

               STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED
                            AUGUST 31, 1997 AND 1996
                                  (Unaudited)

                                                Six Months Ended August 31,
                                                ---------------------------
                                                     1997          1996
                                                     ----          ----

REVENUE:
          License                              $   627,482    $  680,000
          Maintenance                              471,204       333,453
          Consulting and other                     646,195       532,852
          Royalty                                  121,000
                                                ---------------------------
                Total Revenue                    1,865,881     1,546,306

COST OF REVENUE                                    605,965       486,758
                                                ---------------------------
            Gross profit                         1,259,916     1,059,549

OPERATING EXPENSES:
          Research and development                 788,952       791,913
          Sales and marketing                    1,142,906       696,282
          General and administrative               579,318       313,275
                                                ---------------------------
                Total operating expenses         2,511,176     1,801,470
                                                ---------------------------
                Loss from operations            (1,251,260)     (741,921)
                                                ---------------------------
INTEREST AND OTHER INCOME, NET                       1,123        14,436
                                                ---------------------------
            Net loss                           $(1,250,137)   $ (727,485)
                                               ===========================

                              CARLETON CORPORATION

               STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED
                            AUGUST 31, 1997 AND 1996
                                  (Unaudited)

                                                    Six Months Ended August 31,
                                                   ----------------------------
                                                        1997           1996
                                                        ----           ----

OPERATING ACTIVITIES:
          Net loss                                   $(1,250,137)  $(727,485)
          Adjustment to reconcile net loss to
            loss to net cash used in
            operating activities:
               Depreciation and amortization              89,362      73,796
               Accounts receivable                    (1,058,263)     44,362
               Prepaid expenses and other
                 current assets                          (10,119)    (41,282)
               Accounts payable                          116,308      41,414
               Accrued expenses                         (184,875)   (189,219)
               Deferred revenue                          (23,848)    164,085
                                                     -----------------------

          Net cash used in operating activities       (2,273,876)   (634,329)

INVESTING ACTIVITIES
          Purchases of property and equipment            (62,844)    (66,935)
          Increase in capitalized software                13,505           -
          Decrease in other assets                         4,882      27,447
                                                     -----------------------

          Net cash used in investing activities          (71,467)    (39,488)

FINANCING ACTIVITIES
          Payment of note                                      -     (15,003)
          Proceeds from bank debt                        450,000           -
          Proceeds from Pioneer debt                   1,400,000           -
                                                     -----------------------

          Net cash provided by (used in)
            financing activities                       1,850,000     (15,003)
                                                     -----------------------

          Net decrease in cash and
            cash equivalent                             (495,343)   (688,820)
          Beginning cash and cash equivalent             667,785   1,139,390
                                                     -----------------------

          Ending cash and cash equivalent            $   172,442   $ 450,570
                                                     =======================

                               INDEX TO EXHIBITS
                               -----------------

Exhibits                                                       Page No.
---------                                                      --------

2.1          Agreement and Plan of Merger between the           Filed
             Company and Carleton Corporation, dated            Electronically
             as of October 24, 1997, including form
             of Note as Exhibit B thereto.

2.2          Asset Purchase Agreement between CNT               Filed
             Acquisition I Corporation, Computer                Electronically
             Network Technology Corporation, and the
             Company and certain of its subsidiaries, dated as of October 24, 1997.

23.1         Consent of Independent Public Accountants          Filed
                                                                Electronically